UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2014, NTELOS Holdings Corp., a Delaware corporation (the “Company”) announced the execution on May 21, 2014 of the Amended and Restated Resale Agreement (the “Agreement”), dated as of May 1, 2014 and effective as of May 1, 2014, by and among West Virginia PCS Alliance, L.C., a Virginia limited liability company (the “WV Alliance”), Virginia PCS Alliance, L.C., a Virginia limited liability company (the “VA Alliance”), (collectively, the “Alliances”), NTELOS Inc. a Virginia corporation (“NTELOS” and together with the Alliances, the “NTELOS Entities”), Sprint Spectrum L.P., a Delaware limited partnership (“Sprint”) and certain affiliates of Sprint Corporation (each a “Sprint Designated Affiliates” and together with Sprint, the “Sprint Entities”). The Company is the parent of NTELOS and the indirect parent of each of the Alliances. The Amended and Restated Resale Agreement supersedes and replaces the Resale Agreement, dated as of July 31, 2007 (and amended as of September 23, 2013), by and among each of the NTELOS Entities and Sprint Spectrum and SprintCom, Inc.

Pursuant to the Agreement, the NTELOS Entities will continue as the exclusive provider of wireless communications services using CDMA technology (“PCS Services”) and will be the exclusive provider of wireless communications services using 4G long term evolution data services (“LTE Services”) through December 31, 2022, subject to automatic three-year extensions unless the nonrenewal provisions are exercised, to all customers of Sprint Corporation and its affiliates in its western Virginia and West Virginia service area, including the following markets (collectively, the “Market”): Charlottesville, Danville, Lynchburg, Martinsville, Roanoke and Staunton-Waynesboro, Virginia; Beckley, Bluefield, Charleston, Clarksburg/Elkins, Fairmont, Huntington and Morgantown, West Virginia; and Ashland, Kentucky. The NTELOS Entities will also be the exclusive provider of roaming/travel services in the Market to all Sprint Corporation customers.

In accordance with the terms of the Agreement, the NTELOS Entities are required to upgrade their network in the Market to 4G long term evolution technology (“LTE”), with such upgrade to be substantially complete by May 2017. Failure by the NTELOS Entities to build out the LTE network in the Market in a timely fashion would constitute an event of default and give Sprint the right to terminate the Agreement. Sprint may construct its own cell sites or take such other action to provide geographic coverage in a portion of the Market served by the NTELOS Entities in which their network does not offer coverage and Sprint has requested that the NTELOS Entities provide coverage and the NTELOS Entities decline.

The Agreement provides that the PCS Services and LTE Services the NTELOS Entities provide to Sprint customers will be of a quality and clarity no worse than what the NTELOS Entities provide to their retail customers in similar rural markets. Except for the LTE upgrade requirements described above, including possible future feature upgrades, the NTLEOS Entities are not required under the Agreement to make future investments in any subsequent high speed data transfer technology or any other significant non-PCS Services or non-LTE Services-related network upgrades.

Pursuant to the Agreement, Sprint will provide its 800 MHz, 1.9 GHz and 2.5 GHz spectrum to the Alliances in the Market in order to enhance the PCS Services and LTE Services.

The Agreement establishes certain confidential and proprietary pricing terms and methodology for payments to be paid by Sprint to the NTELOS Entities in connection with the provisions of services under the Agreement. The Agreement provides for fixed and variable charges, with the fixed charges being subject to downward adjustments and the variable charges based on Sprint customer usage of the NTELOS Entities’ network in the Market.

The Agreement also permits customers of the NTELOS Entities to access Sprint’s nationwide wireless 3G and 4G LTE network at rates that are reciprocal to the rates paid by Sprint customers under the Agreement.

The Agreement prohibits Sprint and its affiliates from directly or indirectly commencing construction of, contracting for or launching its own wireless communications network that provides PCS Services or LTE Services that are the same or similar to the PCS Services and LTE Services provided by the NTELOS Entities in the Market until 18 months prior to the termination of the Agreement or renewals thereof.

The Agreement provides that if NTELOS or the Alliances initiate a process to sell more than 50% of the equity or assets of the Alliances (a “Transaction”), Sprint shall have certain rights to participate in such process. In the event that NTELOS or the Alliances enter into a Transaction with a national competitor of Sprint (a “National Competitor Transaction”), then Sprint may choose to terminate the Agreement and Sprint may commence overbuilding the Alliances’ network.

Following termination of the Agreement (other than as a result of a National Competitor Transaction or by reason of a default by either party), the NTELOS Entities shall provide PCS Services and LTE Services to Sprint customers for a period of 18 months following such termination, subject to Sprint terminating such requirement upon 60-days written notice. Upon a termination of the Agreement as a result of a Sprint default, the NTELOS Entities shall only be obligated to provide such continuing PCS Services and LTE Services to Sprint customers for a period of six months. Upon a termination of the Agreement as a result of a default by the NTELOS Entities or following a National Competitor Transaction, the NTELOS Entities shall be obligated to provide such continuing PCS and LTE services to Sprint customers for a period of 30 months.

Under the Agreement, Sprint agrees to work with its vendors to facilitate improved access to and more favorable pricing for the NTELOS Entities with respect to devices and network equipment.

Item 7.01 Regulation FD Disclosure

As a result of entering into the Agreement, the Company is updating its financial guidance for 2014.

Attached as Exhibit 99.1 is a copy of a joint press release, dated May 22, 2014, of Sprint Corporation and the Company announcing the execution of the Agreement. Attached as Exhibit 99.2 is a copy of a press release, dated May 22, 2014, of the Company containing updated guidance and other information related to the Agreement. Attached as Exhibit 99.3 is a copy of the slide presentation that will be discussed on the conference call for investors and analysts on May 22, 2014.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The Company also announced today that its board of directors, in order to support the Company’s LTE network expansion and wholesale and retail growth initiatives, approved eliminating the Company’s quarterly cash dividend, after it pays the previously-declared $0.42 per share dividend on July 11, 2014 to stockholders of record on June 13, 2014.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Joint press release dated May 22, 2014.

99.2	Press release dated May 22, 2014

99.3	Investor presentation dated May 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: May 22, 2014

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release dated May 22, 2014.

99.2	Press release dated May 22, 2014

99.3	Investor presentation dated May 22, 2014

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